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                                                                   Exhibit 10.40

                                                                [CONFORMED COPY]



               Master Systems and Program Development Agreement

                                    between

                         Infonet Services Corporation
                            2160 East Grand Avenue
                       El Segundo, California 90245-1022

                                      and

         Infinity Logistics Corporation, 1023 Chestnut Street, Suite B
                        Redwood City, California 94063

                                      and

                  Questco, Incorporated, d/b/a Evcor Systems
                             1128 Greenwood Cliff
                        Charlotte, North Carolina 28204
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                               Table of Contents

 1.0     DEFINITIONS ..................................................  2

 2.0     WORK STATEMENT ADMINISTRATION ................................  4

 3.0     CHANGES ......................................................  4

 4.0     NOTICE OF DELAY ..............................................  5

 5.0     COMPENSATION .................................................  5

 6.0     INVOICING ....................................................  5

 7.0     MOST FAVORED COMMERCIAL CUSTOMER .............................  6

 8.0     EXPENSES .....................................................  6

 9.0     REPORTS ......................................................  6

10.0     DELIVERY AND ACCEPTANCE ......................................  6

11.0     OWNERSHIP AND RIGHTS AND LICENSE .............................  7

12.0     AVOIDANCE OF INFRINGEMENT/INDEMNIFICATION ....................  7

13.0     CONFIDENTIAL INFORMATION .....................................  8

14.0     AGREEMENTS WITH EMPLOYEES ....................................  8

15.0     LIMITATION OF LIABILITY ......................................  9

16.0     REPRESENTATIONS AND WARRANTIES ...............................  9

19.0     TERM AND TERMINATION ......................................... 10

20.0     MISCELLANEOUS ................................................ 11


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EXHIBIT A - WORK STATEMENT 1 - E-WAREHOUSE PROJECT ........................

  ATTACHMENT 1 - REQUIREMENTS DOCUMENT FOR E-WAREHOUSE PROJECT ............
  ATTACHMENT 2 - ACCEPTANCE CRITERIA/PROCEDURES ...........................
  ATTACHMENT 3 - EVCOR MAINTENANCE AND SUPPORT SERVICES ...................

EXHIBIT B - STATEMENT OF RATES ............................................

EXHIBIT C - MUTUAL NONDISCLOSURE AGREEMENT ................................


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                          Infonet Services Corporation
                Master Systems and Program Development Agreement

     THIS MASTER SYSTEMS AND PROGRAM DEVELOPMENT AGREEMENT ("Agreement) is made and entered into this 8th day of May, 2000, by and between Infonet Services Corporation (hereinafter "Infonet"), a corporation duly authorized and existing under the laws of the State of Delaware with offices at 2160 East Grand Avenue, El Segundo, California 90245-1022, Infinity Logistics Corporation (hereinafter "Infinity"), a corporation duly authorized and existing under the laws of the State of Delaware with offices at 1023 Chestnut Street, Suite B, Redwood City, California 94063, and Questco, Incorporated, d/b/a Evcor Systems (hereinafter "Evcor"), a corporation duly authorized and existing under the laws of the State of North Carolina with offices at 1128 Greenwood Cliff, Charlotte, North Carolina 28204. Infonet, Infinity, and Evcor are each sometimes referred to herein as a "Party" and sometimes collectively referred to herein as the "Parties".

                                  WITNESSETH:

    WHEREAS, Infonet desires to engage Infinity and/or Evcor pursuant to a Work Statements to license, develop, create, test, and deliver certain Deliverables, and Infinity and Evcor are interested in accepting such engagement, subject to the Parties' further agreement on the scope and terms of such Work Statement; and

    WHEREAS, Infonet , Infinity , and Evcor mutually desire to set forth in this Agreement certain terms applicable to all such engagements;

     NOW, THEREFORE, Infonet , Infinity, and Evcor, intending to be legally bound, hereby agree as follows:

1.0 DEFINITIONS

    When used in this Agreement and in the Work Statement issued hereunder, the terms listed below shall have the following meanings:

     1.1 Acceptance. Infonet's Acceptance of the Deliverables, or portions thereof, in accordance with Section 10 herein and in accordance with the Work Statement issued hereunder.

     1.2 Code. Computer programming code for the software described in the Work Statement. If not otherwise specified, "Code" shall include Object Code, but not Source Code.

          a. Object Code. The machine-readable, compiled form of the Code

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          b. Source Code. The human-readable form of the Code and related system documentation, including all comments and any procedural code such as job control language.

     1.3 Deliverables. All Code, Documentation, hardware, and other materials developed for or delivered to Infonet by Infinity and/or Evcor under this Agreement and Work Statement issued hereunder.

     1.4 Documentation. User manuals and other written materials that relate to particular Code, including materials useful for design (for example, logic manuals, flow charts, and principles of operation).

     1.5 Error. Any error, problem, or defect resulting from (1) an incorrect functioning of Code, or (2) an incorrect or incomplete statement or diagram in Documentation, if such error, problem or defect renders the Code inoperable, causes the Code to fail to meet the specifications thereof, causes the Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur when any such materials are used.

     1.6 Work Statement. Exhibit A which is attached hereto and incorporated herein by reference, and which contains the following information:

          a. Includes substantially the following statement: "This is a Work Statement under Master Systems and Program Development Agreement No _______";

          b. Is signed on behalf of the Parties by their authorized representatives; and

          c. Contains the following five mandatory items:

               i. Descriptions and/or specifications of the services to be performed and the Deliverables to be delivered to Infonet (separately specifying those to be performed by Evcor and those to be performed by Infinity).

               ii. The name and address of a Administrative Coordinator and Technical Coordinator for each of Infonet ,Infinity, and Evcor.

               iii. The amount, schedule, and method of payment.

               iv. The time schedule for performance and for delivery of the Deliverables.

               v.   Completion and acceptance criteria for the Deliverables

               vi. Such other terms and conditions as may be mutually agreed on between the Parties.

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2.0 WORK STATEMENT ADMINISTRATION

     2.1 Administrative Coordinators. The Work Statement shall state the name, business address, and telephone number of the Administrative Coordinator of each Party. The Administrative Coordinator of each Party designated in the Work Statement shall be responsible for arranging all meetings, visits, and consultations between the Parties that are of a nontechnical nature. The Administrative Coordinators shall also be responsible for all administrative matters such as invoices, payments, and amendments, insofar as they relate to such Work Statement.

     2.2 Technical Coordinators. The Work Statement shall state the name, business address, and telephone number of the Technical Coordinators of each Party. The Technical Coordinators of each Party designated in the Work Statement shall be responsible for technical and performance matters, and transmission and receipt of Deliverables and of technical information between the Parties, insofar as they relate to such Work Statement.

3.0 CHANGES

     3.1 Change requests that do not substantially affect the nature of Deliverables, their performance, or their functionality, and that do not change schedules by more than two weeks or dollar amounts by more than five (5) percent may be requested by the Parties' Technical Coordinators. All other change requests with respect to this Agreement, any Work Statement, or any Deliverables must be requested by the Parties' Administrative Coordinators.

     3.2 Infinity and Evcor may not decline to accept any change requests that reduce the cost of performance, provided that an equitable adjustment in compensation is made for the out-of-pocket costs of any performance or preparation already undertaken. Infinity and Evcor further may not decline any change requests that increase the cost or magnitude of performance, provided that the changes are reasonable in scope and a commensurate increase in compensation is determined.

     3.3 Changes in any Work Statement or in any of the Deliverables under the Work Statement shall become effective only when a written change request is executed by authorized representatives of the Parties.

4.0 NOTICE OF DELAY

Infinity and Evcor agree to notify Infonet promptly of any factor, occurrence, or event coming to its attention that may affect Infinity's and/or Evcor's ability to meet the requirements of the Work Statement issued under this Agreement, or that is likely to occasion any material delay in delivery of Deliverables. Such notice shall be given in the event of any loss or reassignment of key employees, threat of strike, or major equipment failure.

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5.0 COMPENSATION

     5.1 Amounts and modes of payment for all services to be performed and Deliverables shall be set forth in the Work Statement. The mode of payment shall be as follows:

          a. Fixed Price. Prices quoted by Evcor and Infinity stated in the Work Statement and are deemed fixed prices Infonet shall pay the full amount of the fixed price upon Infonet's Acceptance of particular Deliverables. The Work Statement also provides for payment to be based on a fixed price for certain services (i.e., maintenance and support services) to be rendered over a specified period of time. Infonet shall pay the full amount of the fixed price upon commencement of the service term and upon renewal of such service term unless otherwise cancelled according to the terms and conditions of Attachment 3 of the Work Statement.

6.0 INVOICING

     6.1 Evcor shall submit invoices to Infonet for work and/or Deliverables at such time or times as payment becomes due under the Work Statement. Invoices shall be net thirty (30) days and shall be addressed to Infonet's Administrative Coordinator. Invoices shall be submitted no more frequently than stated on the Work Statement. If Infonet fails to pay any non-disputed amount when due within thirty (30) days from the receipt of the invoice, late charges of the lesser of
(i) one and one-half percent per month or (ii) the maximum interest rate allowed by law shall also become payable by Infonet to Evcor. In addition, failure of Infonet to fully pay any non-disputed invoiced amount within thirty (30) days after the receipt of the invoice shall be deemed a material breach of this Agreement. Infonet shall notify Evcor of any such dispute, in writing, within thirty (30) days after the invoice date. Infonet and Evcor shall negotiate in good faith to resolve such dispute within a period of sixty (60) days following the invoice date.

     6.2 Whenever an invoice includes charges for time and materials, the invoice shall indicate the names, skill levels, and hours of the employees performing the work.

     6.3 Each invoice shall separately set forth travel expenses (if any) authorized, in advance, by Infonet for reimbursement. Supporting documentation (such as receipts for air travel, hotels, and rental cars) called for by Infonet's standard reimbursement policies shall accompany any such invoice. Infonet reserves the right to make travel arrangements on behalf of Evcor and Infinity through Infonet's corporate account and discounts.

     6.4 Any extraneous terms on Evcor's invoices shall be void and of no effect.

     6.5 Infinity and Evcor agree and acknowledge that all fees paid by Infonet as stated in the Work Statement shall be paid directly to Evcor. Infonet shall not be liable to Infinity or Evcor for any non-payment of fees due between Evcor and Infinity. Failure of Evcor to pay fees to Infinity shall not be deemed a breach of this Agreement and Evcor and Infinity agree to continue to provide the products and services hereunder.

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7.0 MOST FAVORED COMMERCIAL CUSTOMER

Infinity and Evcor warrant to Infonet that the charges established under this Agreement and the Work Statement issued hereunder shall not exceed those offered or imposed with respect to similar services provided to other commercial customers of Infinity and Evcor (excluding any charges pursuant to a government service agreement). If during the term of this Agreement, either the Infinity or Evcor offers or accepts lower charges for similar services involving other customers under similar terms and conditions (excluding any charges pursuant to a government service agreement), that Party shall so notify Infonet and immediately remit to Infonet, at Infonet's sole discretion either refund or credit, the difference between the amount of the payments theretofore made by Infonet for such similar services and the amount that would have been payable if such lower charges had been in effect.

8.0 EXPENSES

Except as expressly agreed otherwise by Infonet in the Work Statement, Infinity and Evcor shall bear all of their own expenses arising from its performance of their respective obligations under this Agreement and the Work Statement issued hereunder, including (without limitation) facilities, work space, utilities, management, clerical, reproduction series, supplies, and the like.

9.0 REPORTS

     9.1 Monthly Reports. Infinity and Evcor agree to provide to Infonet, at least monthly, a written report of the progress of the work required under the Work Statement issued hereunder, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

     9.2 Weekly Status Meetings. Approximately once every week, the Parties shall meet (conference calls may be substituted upon the mutual agreement of the Parties hereto) to discuss the status of the work required under the Work Statement issued hereunder. Such meeting shall provide projections of the time of completion and the status of Infinity's and/or Evcor's (as applicable) services and Deliverables, and shall address any problems that have come to Infinity's or Evcor's attention and Infinity's or Evcor's view as to how such problems may be resolved.

10.0 DELIVERY AND ACCEPTANCE

Infinity and Evcor shall deliver all Deliverables, upon completion, to Infonet's Technical Coordinator for testing and Acceptance. Infinity and Evcor shall memorialize such delivery in a Delivery Confirmation, which sets forth the nature and condition of the Deliverables, the medium of delivery, and the date of delivery. Infonet's Technical Coordinator shall countersign such Delivery Confirmation in order to indicate Infonet's receipt of the contents

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described therein, and the Delivery Confirmation shall thereupon be transmitted to the Parties' Administrative Coordinators. Unless a different procedure for testing and Acceptance is set forth in the Work Statement, Infonet's Technical Coordinator shall commence Acceptance testing following Infonet's receipt of the Deliverables. Upon completion of such testing, Infonet shall issue to Infinity's and/or Evcor's Technical Coordinator notice of Acceptance or rejection of the Deliverables. In the event of rejection, Infonet shall give its reasons for rejection to Infinity and/or Evcor's Technical Coordination in reasonable detail. Infinity and/or Evcor shall use all reasonable effort to immediately correct any deficiencies or nonconformities and resubmit the rejected items as promptly as possible.

11.0 OWNERSHIP AND RIGHTS AND LICENSE.

     11.1 Ownership of Software. All software portions of the Deliverables shall be owned by Infinity (e-Warehouse) or Evcor (customized portions of the e-Warehouse Application Software). Infinity and Evcor (as applicable) shall own all United States and international copyrights in the software portions of the Deliverables. Infonet shall own all other Deliverables.

     11.2 License. Infinity or Evcor (as applicable) hereby grant to Infonet, its successors and assigns, the perpetual, royalty-free, worldwide, nonexclusive right and license under any patents owned by Infinity or Evcor (as applicable), or with respect to which Infinity or Evcor (as applicable) has a right to grant such rights and licenses, to the extent required by Infonet to exploit the software portions of the Deliverables and exercise its full rights in the software portions of the Deliverables. Infonet shall install and use the software portions of the Deliverables at the license sites stated in the Work Statement and shall provide remote access to the software portions of the Deliverables to all of Infonet's Subsidiaries, Affiliates, and Licensed Companies worldwide ("Infonet").

     11.3 Right to Copy. Infonet may make complete or partial copies of the software portions of the Deliverables as needed solely for testing, archival, and back-up purposes. Infonet shall ensure that any proprietary, copyright, or trade secret notices contained in placed upon the software portions of the Deliverables shall appear on any such copies.

12.0 AVOIDANCE OF INFRINGEMENT /INDEMNIFICATION

     12.1 Avoidance of Infringement. In performing services under this Agreement, Infinity and Evcor agree to avoid knowingly designing or developing any items that infringe on one or more patents or other intellectual property rights of any third Party. If Infinity or Evcor become aware of any such possible infringement in the course of performing work under any Work Statement issued hereunder, Infinity and/or Evcor shall so notify Infonet promptly in writing.

     12.2 Indemnification -Third Party Rights. Evcor and/or Infinity will defend, at its own expense, any action brought against Infonet or Evcor and/or Infinity that is based on a claim that the Deliverables or any part thereof furnished hereunder infringes a patent or

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copyright of trade secret or other proprietary right of a third party and will dispose of any claim, defend any action or other proceeding, and pay those costs, damages, and reasonable attorney's fees incurred by Infonet which are attributable to any such claims, but such defense and payments are conditioned on the following: (1) Infonet promptly notified Evcor and/or Infinity in writing of the claim, and (2) Evcor and/or Infinity shall have sole control of the defense of any such action on such a claim and all negotiations of its settlement or compromise. Any such settlement or compromise of material affecting Infonet's use of the Deliverables shall only be with the consent of Infonet. Such consent is not to be unreasonably withheld.

Should the Deliverables or any part thereof become, or in Evcor and/or Infinity's opinion be likely to become, the subject of a claim or infringement of a patent, copyright, or other third party proprietary right, Evcor and/or Infinity shall, at its option and expense, either procure for Infonet the right to continue using the Deliverables, replace or modify the same so that it becomes non-infringing while still meeting the requirements of this Agreement, or, after using its commercially reasonable best efforts to first accomplish the other options, refund to Infonet the full purchase price paid for the affected Deliverables.

In the event that any proposed settlement of compromise terms do not include Infonet's right to continue to use the Deliverables on substantially the same terms and conditions as set forth in this Agreement, Infonet may participate in such negotiations at its own expense, and Infonet and Evcor and/or Infinity shall seek to obtain such ongoing right to use. Moreover, if Evcor and/or Infinity has failed to procure for Infonet rights substantially similar to those under this Agreement, Infonet may, at Evcor and/or Infinity's cost and expense, settle or compromise any such claims against it.

13.0 CONFIDENTIAL INFORMATION

     13.1 Confidential Information of Infonet. From time to time the Parties may provide their own confidential business and technical information to each other in connection with the work to be performed by Infinity and/or Evcor under the Work Statement issued hereunder. As such, the Parties agree to comply with the provisions of the Mutual Nondisclosure Agreement attached hereto as Exhibit C and incorporated herein by reference. All confidential written materials shall be marked with the legend "Confidential. The Parties herein shall use their best efforts to prohibit any use or disclosure of the each Party's confidential information.

14.0 AGREEMENTS WITH EMPLOYEES

     14.1 Infinity and Evcor shall obtain and maintain in effect written agreements with each of its employees who participate in any of Infinity's and Evcor's work under the Work Statement issued hereunder. Such agreements shall contain terms sufficient for Infinity and Evcor to comply with all provisions of this Agreement and to support all grants and assignments of rights and ownership hereunder. Such agreements also shall impose an

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obligation of confidentiality on such employees with respect to Infonet`s confidential information.

     14.2 Unless the Parties agree otherwise, during the term of this Agreement and for one-year thereafter, Infonet shall not, directly or indirectly, employ, solicit or otherwise engage, for the purpose of employment or independent consulting, any person who is employed or otherwise engaged as an employee, consultant, contractor, agent, or representative (collectively, an "Agent") of Evcor or Infinity during the terms of this Agreement.

15.0 LIMITATION OF LIABILITY

     15.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, REVENUE, OR PROFIT, EVEN IF THE PARTY HAD BEEN ADVISED, KNEW, OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

16.0 REPRESENTATIONS AND WARRANTIES

     16.1 Infinity and Evcor make the following representations and warranties for the benefit of Infonet, as a present and ongoing affirmation of facts in existence at all times when this Agreement or the Work Statement issued hereunder is in effect:

          a. No Conflict. Infinity and Evcor represent and warrant that it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would in any way interfere or conflict with, or that does or would present a conflict of interest concerning, the work to be performed by Infinity or Evcor under this Agreement and the Work Statement issued hereunder.

          b. Ownership Rights -Infinity. Infinity represents and warrants (1) that it is the sole author of all works employed by Infinity in preparing any and all Deliverables; (2) that it has full and sufficient right to assign or grant the rights and/or licenses granted in the Deliverables pursuant to this Agreement; (3) that no Deliverables have been published under circumstances that have caused a loss of copyright therein; and (4) that no Deliverables, infringe any patent, copyright, trademark or other intellectual property rights (including trade secrets), or privacy or similar rights, of any third party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Infinity (or, insofar as Infinity is aware, any entity from which Infinity has obtained such rights).

          c. Ownership Rights -Evcor. Evcor represents and warrants (1) that it is the sole author of all works employed by Evcor in preparing any and all Deliverables; (2) that it has full and sufficient right to assign or grant the rights and/or licenses granted in the Deliverables pursuant to this Agreement;
(3) that no Deliverables have been published under

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circumstances that have caused a loss of copyright therein; and (4) that no
Deliverables infringe any patent, copyright, trademark or other intellectual property rights (including trade secrets), or privacy or similar rights, of any third Party, nor has any claim (whether or not embodied in an action, past or present) of such infringement been threatened or asserted, nor is such a claim pending, against Evcor (or, insofar as Evcor is aware, any entity from which Evcor has obtained such rights).

          d.Conformity, Performance, and Compliance. Infinity and Evcor represent and warrants (1) that all Deliverables shall be prepared in a workmanlike manner and with professional diligence and skill, (2) that all Deliverables will function on the machines and with the operating systems for which they are designed, (3) that all Deliverables will conform to the specifications and functions set forth in the Work Statement issued hereunder, and (4) that Infinity and Evcor will perform all work called for by the Work Statement issued hereunder in compliance with applicable law.

17.0 INFINITY'S CONSENT TO PERFORMANCE AND GUARANTY

     17.1 Infinity hereby grants its consent to Evcor and hereby authorizes Evcor to perform Evcor's obligations under this Agreement (including, without limitation, Evcor's configuration services relating to Infinity's e-Warehouse software).

     17.2 In the event Evcor fails to perform or is unable to perform its obligations under this Agreement. Infonet may, at its option, engage Infinity directly to complete performance of the services and delivery of the Deliverables hereunder. Infonet agrees to payment of all non- disputed charges up to the point at which Infonet notifies Evcor in writing that it shall engage Infinity directly to complete performance of the services and delivery of the Deliverables hereunder.

18.0 RELEASE OF SOURCE CODE

     18.1 Infinity agrees to deliver the Source Code for its e-Warehouse software to Infonet if Infinity (i) avails itself of, or is subjected to by any third party, a proceeding in bankruptcy in which Infinity is the named debtor; an assignment by Infinity for the benefit of its creditors; the appointment of a receiver for Infinity; or any other proceeding involving insolvency or the protection of or from creditors, and the same has not been discharged or terminated without any prejudice to Infonet's rights or interests under this Agreement within thirty (30) days; or (ii) is dissolved or ceases its ongoing business operations. Upon receipt of such Source Code pursuant to this Section, Infonet shall have a non-exclusive license to use such Source Code for the limited purpose of performing any of Infinity's obligations under this Agreement.

19.0 TERM AND TERMINATION

     19.1 Term of Agreement. This Agreement shall become effective as of the date first above written (herein known as the "Effective Date") and shall remain in effect for a minimum of term of one (1) year. Thereafter, this Agreement shall be subject to automatic yearly

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renewals for additional one (I) year terms, unless terminated by either Party by written notification a minimum of ninety (90) days prior to the expiration of the then current term.

     19.2 Termination of Work Statement. Infonet may, at its sole option, terminate the Work Statement and Agreement, or any portion thereof at any time, upon fifteen (15) days' written notice. On receipt of notice of such termination, Infinity and/or Evcor shall inform Infonet of the extent to which performance has been completed through such date, and collect and deliver to Infonet whatever work product then exists in a manner prescribed by Infonet. Infinity and/or Evcor shall be paid for all work performed through the date of termination, provided that such payment shall not be greater than the payment that would have become due if the work had been completed. Except as provided in Section 19.3, Infinity and Evcor may not terminate the Work Statement and Agreement once Infinity and/or Evcor has entered into the Agreement and Work Statement.

     19.3 Termination for Default.  This Agreement may be terminated upon thirty
(30) days written notice if either party fails to comply with any of its material term or conditions (except dispute as referenced in Section 6.1), however, only after the defaulting party's failure to cure same within said thirty (30) day period.

     19.4 Survival. In the event of any termination of this Agreement, Sections 11.1, 12, 13, 14, 15, and 16 hereof shall survive and continue in effect and shall inure to the benefit of and be binding upon the Parties and their legal representatives, heirs, successors, and assigns.

20.0 MISCELLANEOUS

     20.1 Force Majeure. All Parties hereunder shall be excused from delays in performing or from its failure to perform hereunder to the extent that such delays or failures result from causes beyond the reasonable control of such Party; provided, however, that in order to be excused from delay or failure to perform, such Party must act diligently to remedy the cause of such delay or failure.

     20.2 No Agency. Infinity and Evcor, in rendering performance under the Work Statement issued hereunder, are acting solely as independent contractors. Infonet does not undertake by this Agreement or otherwise to perform any obligation of Infinity or Evcor, whether by regulation or contract. In no way is Infinity or Evcor to be construed as the agent or acting as the agent of Infonet in any respect, any other provisions of this Agreement of the Work Statement issued hereunder not withstanding.

     20.3 Multiple Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single Agreement between the Parties.

     20.4 Section Headings; Exhibits. The section and subsection headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. The

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exhibits referred to herein and attached hereto, or to be attached hereto, including all Work Statements issued hereunder from time to time, are incorporated herein to the same extent as if set forth in full herein.

     20.5 Required Approvals. Where agreement, approval, Acceptance, or consent by the Parties hereunder is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

     20.6 No Waiver. No delay or omission by the Parties hereto to exercise any right or power occurring on any noncompliance or default by the other Party with respect to any of the terms of this Agreement shall impair any such right or power or be construed to be a waiver thereof. A waiver by the Parties hereto of any of the covenants, conditions, or agreements to be performed by the another shall not be construed to be a waiver of any succeeding breach thereof or of any covenant, condition, or agreement herein contained. Unless stated otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to the Parties at law, in equity, or otherwise.

     20.7 Notices. Any notices regarding the breach of this Agreement, as provided for herein, shall be given in writing and transmitted by personal delivery, prepaid first class registered or certified mail, or air courier. Such notices shall be considered received upon the earlier of documented receipt or five (5) business days after transmission by the sending Party. Notices should be sent to the applicable Party at the following address; unless otherwise advised in writing:

--------------------------------------------------------------------------------
Infonet Services              Infinity Logistics         Questco, Incorporated,
Corporation                   Corporation                d/b/a Evcor Systems
--------------------------------------------------------------------------------
P.O. Box 1022                 1023 Chestnut Street,      1128 Greenwood Cliff
2160 East Grand Avenue        Suite B
--------------------------------------------------------------------------------
El Segundo, CA 90245          Redwood City, CA           Charlotte, North
                              94063                      Carolina 28204
--------------------------------------------------------------------------------
Attention: Manager,           Attention: Mr. Paul        Attention: Mr. John
Contracts and Risk            Goldman                    Nell, President
Management
--------------------------------------------------------------------------------

     20.8 No Assignment. Neither Party may, without the prior written consent of the other Parties, assign or transfer this Agreement or any obligation incurred hereunder, except by merger, reorganization, consolidation, or sale of all or substantially all of such Party's assets. Any attempt to do so in contravention of this Section shall be void and of no force and effect.

     20.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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     20.10 Entire Agreement. This Agreement and the exhibits annexed hereto, together with the Work Statement issued hereunder, constitute the entire agreement between the Parties. No change, waiver, or discharge hereof shall be valid unless it is in writing and is executed by the Party against whom such change, waiver, or discharge is sought to be enforced.

          IN WITNESS WHEREOF, Infonet, Infinity, and Evcor have caused this Agreement to be signed and delivered by their duty authorized officer, all as of the date first hereinabove written.

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Infonet Services Corporation                      Infinity Logistics Corporation


Signature:  /s/                                   Signature:  /s/
--------------------------------------------------------------------------------
Name:  Akbar H. Firdoay                           Name:  Paul Goldman
--------------------------------------------------------------------------------
Title:  Vice President and Chief                  Title:  CEO
Financial Officer, Treasurer
--------------------------------------------------------------------------------
Date:  05/11/00                                   Date:  5-9-00
--------------------------------------------------------------------------------


-----------------------------------------
Questco Incorporated, d/b/a Evcor
Systems                Title:  President
                       Date:   05/08/00

Signature:  /s/
-----------------------------------------
John A. Nell
-----------------------------------------
President
-----------------------------------------
Date: 05/08/00
-----------------------------------------

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